    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933




                                  AEHR TEST SYSTEMS
                (Exact name of Registrant as specified in its charter)






      California                                       94-2424084
------------------------               ----------------------------------------
(State of incorporation)                 (I.R.S. Employer Identification No.)



                                 1667 Plymouth Street
                           Mountain View, California 94043
(Address, including zip code, of Registrant's principal executive offices)



                              1986 INCENTIVE STOCK PLAN
                                1996 STOCK OPTION PLAN
                          1997 EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of the plans)




                                  Aehr Test Systems
                                 1667 Plymouth Street
                           Mountain View, California 94043
                                    (650) 691-9400
(Name, address, and telephone number, including area code, of agent for service)


                                      COPIES TO:
                               Michael J. Danaher, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                               Palo Alto, CA 94304-1050
                                    (650) 493-9300


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
 Title of                                             Proposed             Proposed
Securities                              Amount        Maximum              Maximum         Amount of
  to be                                 to be      Offering Price         Aggregate      Registration
Registered                            Registered      Per Share         Offering Price        Fee
------------------------------------------------------------------------------------------------------
1986 Incentive Stock Plan
Common Stock, $.01 par value          653,613 (1)    $3.84 (2)       $2,509,873.92 (3)       $760.56

1996 Stock Option Plan
Common Stock, $.01 par value          113,688 (4)    $9.63 (5)       $1,094,815.40 (6)       $331.76

Common Stock, $.01 par value          536,000 (7)   $11.34 (8)       $6,078,240.00 (9)     $1,841.89

1997 Employee Stock Purchase Plan
Common Stock, $.01 par value          300,000 (10)  $9.14 (11)       $2,742,000.00 (12)      $830.91


--------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals. This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1986 Incentive Stock Plan. Options granted under this plan will remain outstanding in accordance with their terms, but the Board of Directors has determined that no further options will be granted under the 1986 Plan.

(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Act"), solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 1 above.

(4) This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1996 Stock Option Plan.

(5) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(6) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options as described in note 4 above.

(7) This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not yet been granted under the 1996 Stock Option Plan.

(8) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the average bid and ask prices of the registrant's Common Stock as reported by the NASDAQ National Market System on November 18, 1997.

(9) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for all options available for grant.

(10) This subtotal represents the number of shares authorized to be issued under the 1997 Employee Stock Purchase Plan. There are currently no outstanding shares under this plan.

(11) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on November 18, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable. The purchase price of a share of Common Stock pursuant to the 1997 Employee Stock Purchase Plan, which plan is incorporated by reference herein, is equal to 85% of the Fair Market Value of a share of Common Stock on either the first day or the last day of the relevant offering period, whichever is lower.

(12) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for all options available as described in note 10 above.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INFORMATION INCORPORATED BY REFERENCE

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on August 15, 1997 (File No. 333-28987).

     (b) The Registrant's Quarterly Report on Form 10-Q (as amended) for the quarter ended August 31, 1997, filed pursuant to Section 13 of the Exchange Act.

     (c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to
          Section 12 of the Exchange Act on July 29, 1997.

     (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Counsel for the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the Registrant's 1986 Incentive Stock Plan, 1996 Stock Option Plan and 1997 Employee Stock Purchase Plan (the "Plans"), be legally and validly issued, fully paid and non-assessable.
Mario M. Rosati, a member of WSGR, is a director and Secretary of the Company. Mr. Rosati beneficially owns 198,516 shares of the Registrant's Common Stock and certain members of WSGR, or investment partnerships of which such persons are partners, beneficially owns 43,707 shares of the Registrant's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Articles of Incorporation limit the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has also entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors= and officers= insurance if available on reasonable terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.   EXHIBITS


Exhibit
Number                               Document
------                               --------

 4.1*    Form of Common Stock certificate

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

10.1*    Amended 1986 Incentive Stock Plan and Form of Agreement thereunder.

10.2* 1996 Stock Option Plan (as amended and restated) and Forms of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement thereunder.
10.3* 1997 Employee Stock Purchase Plan and Form of Subscription Agreement thereunder.

23.1     Consent of Coopers & Lybrand L.L.P., Independent Accountants

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1     Power of Attorney

--------------------

  * Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-28987), as amended, in the form declared effective on August 14, 1997.


Item 9.   UNDERTAKINGS

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 19, 1997.

                                  AEHR TEST SYSTEMS

                                   By:  /S/ RHEA J. POSEDEL
                                      ----------------------------------------
                                      Rhea J. Posedel
                                      President, Chief Executive Officer and
                                      Chairman of the Board of Directors

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rhea J. Posedel and Gary L. Larson, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                             DATE
---------                    -----                             ----

/S/ RHEA J. POSEDEL          President, Chief Executive        November 19, 1997
--------------------------   Officer and Chairman of Board
       Rhea J. Posedel       of Directors


/S/ GARY L. LARSON           Vice President of Finance and     November 19, 1997
--------------------------   Chief Financial Officer
        Gary L. Larson       (Principal Financial and
                             Accounting Officer)


/S/ WILLIAM W. R. ELDER      Director                          November 19, 1997
--------------------------
     William W. R. Elder

/S/ MARIO M. ROSATI          Director                          November 19, 1997
--------------------------
       Mario M. Rosati

/S/ DAVID TORRESDAL          Director                          November 19, 1997
--------------------------
       David Torresdal

/S/ KATSUJI TSUTSUMI         Director                          November 19, 1997
--------------------------
       Katsuji Tsutsumi

                        SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                               -----------------

                                    EXHIBITS

                               -----------------

                       REGISTRATION STATEMENT ON FORM S-8

                                AEHR TEST SYSTEMS

                                INDEX TO EXHIBITS



Exhibit
Number                               Document
------                               --------

 4.1*    Form of Common Stock certificate

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

10.1*    Amended 1986 Incentive Stock Plan and Form of Agreement thereunder.

10.2* 1996 Stock Option Plan (as amended and restated) and Forms of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement thereunder.

10.3* 1997 Employee Stock Purchase Plan and Form of Subscription Agreement thereunder.

23.1     Consent of Coopers & Lybrand L.L.P., Independent Accountants

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1     Power of Attorney (See Page II-4)

--------------------

  * Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-28987), as amended, in the form declared effective on August 14, 1997.